As filed with the U.S. Securities and Exchange Commission on May 15, 2006
Registration No. 333- _________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CABOT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2271897 (I.R.S. Employer Identification No.)

Two Seaport Lane Suite 1300 Boston, MA (Address of principal executive offices)	02210 (Zip Code)
Cabot UK Holdings Limited Inland Revenue
Approved Employee Share Ownership Plan
(Full title of the plan)

Brian A. Berube, Esq.
Vice President and General Counsel
Two Seaport Lane
Suite 1300
Boston, MA 02210
(Name and address of agent for service)
617-345-0100
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
To Be Registered	Registered (1)	Share	Price	Registration Fee
Common Stock, Par Value $1.00 per share	20,000 shares	$35.235 (2)	$704,700 (2)	$75.41

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may become issuable under the plan to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape on May 10, 2006.

EXPLANATORY NOTE
          Cabot Corporation (the “Registrant”) filed a Registration Statement on Form S-8 on July 22, 2002 (Registration No. 333-96881) (the “AESOP Registration Statement”) to register shares of Common Stock for issuance pursuant to the Cabot UK Holdings Limited Inland Revenue Approved Employee Share Ownership Plan (the “AESOP”). For purposes of registering additional shares of Common Stock for issuance pursuant to the AESOP, we hereby incorporate by reference into this registration statement the contents of the AESOP Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Document Description

4.1	Restated Certificate of Incorporation of Cabot Corporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Cabot Corporation, File No. 1-5667, filed with the Commission on February 9, 2006).
23.1*	Consent of PricewaterhouseCoopers LLP.
24*	Power of Attorney (included on the signature page of this registration statement).

*Filed herewith

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 12th day of May, 2006.

CABOT CORPORATION
By:	/s/ Kennett F. Burnes
	Name:	Kennett F. Burnes
	Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
          Each person whose signature appears below constitutes and appoints Brian A. Berube and Jane A. Bell and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead as a director or officer or both, as the case may be, of Cabot Corporation, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Cabot Corporation, and all documents or instruments necessary or appropriate to enable Cabot Corporation to comply with the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *
          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kennett F. Burnes Kennett F. Burnes	Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	May 12, 2006
/s/ Jonathan P. Mason Jonathan P. Mason	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2006
/s/ James P. Kelly James P. Kelly	Controller (Controller/Principal Accounting Officer)	May 12, 2006
/s/ John S. Clarkeson John S. Clarkeson	Director	May 12, 2006

Signature	Title	Date
/s/ Juan Enriquez-Cabot Juan Enriquez-Cabot	Director	May 12, 2006
/s/ Arthur L. Goldstein Arthur L. Goldstein	Director	May 12, 2006
/s/ Gautam S. Kaji Gautam S. Kaji	Director	May 12, 2006
/s/ Roderick C.G. MacLeod Roderick C.G. Macleod	Director	May 12, 2006
/s/ John H. McArthur John H. McArthur	Director	May 12, 2006
/s/ Henry F. McCance Henry F. McCance	Director	May 12, 2006
/s/ John F. O’Brien John F. O’Brien	Director	May 12, 2006
/s/ Ronaldo H. Schmitz Ronaldo H. Schmitz	Director	May 12, 2006
/s/ Lydia W. Thomas Lydia W. Thomas	Director	May 12, 2006
/s/ Mark S. Wrighton Mark S. Wrighton	Director	May 12, 2006
/s/ Dirk L. Blevi Dirk L. blevi	Director	May 12, 2006

EXHIBIT INDEX

Exhibit Number	Document Description

4.2	Restated Certificate of Incorporation of Cabot Corporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Cabot Corporation, File No. 1-5667, filed with the Commission on February 9, 2006).
23.1*	Consent of PricewaterhouseCoopers LLP.
24*	Power of Attorney (included on the signature page of this registration statement).

*Filed herewith